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                                                                 EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Arcadia Financial Ltd. pertaining to the non-statutory stock option agreement between Arcadia Financial Ltd. and Warren Kantor, of our report dated January 23, 1998, with respect to the consolidated financial statements of Arcadia Financial Ltd. included in its Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
September 8, 1998